                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the General Stock Award Plan for SCOR 2004 and 2005 and Special Stock Award Plan for SCOR 2004-2005 for the registration of 1,100,000 ordinary shares of SCOR of our report dated June 29, 2004 with respect to the consolidated financial statements and schedules of SCOR included in its Annual Report (Form 20-F/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                  Ernst & Young Audit

                                             Represented by Alain Vincent





Paris, France
December 22, 2004